Exhibit 99.8
SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 5, 2026, by and among Mat Ishbia, an individual (“Mat Ishbia”), SFS Group Capital, LLC, a Delaware limited liability company (“Ishbia Investor”), SFS Holding Corp., a Michigan corporation (“SFS” and, together with Mat Ishbia and Ishbia Investor, the “Ishbia Parties” and each, an “Ishbia Party”), UWM Holdings, LLC, a Delaware limited liability company (“UWM LLC”), UWM Holdings Corporation, a Delaware corporation (the “Company”), and each entity listed under the heading Oaktree Purchasers on the signature pages attached hereto (each, an “Oaktree Purchaser” and collectively, the “Oaktree Purchasers”). Each of the Ishbia Parties, the Company, UWM LLC and the Oaktree Purchasers is sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined shall have the meanings assigned thereto in the Purchase Agreement, as applicable.

RECITALS
WHEREAS, concurrently herewith, the Oaktree Purchasers, Ishbia Investor and the Company are entering into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”);
WHEREAS, pursuant to the Purchase Agreement, it is contemplated that, upon the terms and subject to the conditions set forth therein, the Oaktree Purchasers will purchase $1,500,000,000 in Series A-1 Preferred Stock of the Company and the Ishbia Investor will purchase $150,000,000 in Series A-2 Preferred Stock of the Company (such shares, collectively, the “Preferred Shares” and such investments, collectively, the “Preferred Investment”);
WHEREAS, prior to the Closing, the Ishbia Parties are beneficial owners of capital stock of the Company, and therefore, the Parties acknowledge and agree that the Ishbia Parties will receive, direct or indirect benefits as a result of the Preferred Investment and have a material economic interest therein, and in consideration of such benefits, the Ishbia Parties agree to enter into this Agreement and to be bound by the obligations set forth herein;
WHEREAS, by virtue of each Ishbia Party’s ownership of a substantial interest in the Company, each Ishbia Party has acquired confidential and proprietary information relating to the Company’s and its Subsidiaries’ businesses;
WHEREAS, the Ishbia Parties acknowledge UWM LLC’s, the Company’s and the Oaktree Purchasers’ interest in protecting the goodwill of the Company and its Subsidiaries, and each Party acknowledges that it explicitly considered the value of the goodwill and that such goodwill was valued as a component of the consideration to be paid by the Oaktree Purchasers pursuant to the Purchase Agreement, and accordingly, the Ishbia Parties have agreed to the restrictions set forth herein regarding conduct thereof that would infringe or assist others in infringing on the goodwill of the Company and its Subsidiaries or otherwise damage or harm the Company and its Subsidiaries;
WHEREAS, the Parties acknowledge and agree that UWM LLC, the Company and the Oaktree Purchasers would not have entered into the Purchase Agreement or this Agreement or consummate the transactions contemplated thereby or hereby without the covenants, agreements and obligations of the Ishbia Parties contained in this Agreement; and

WHEREAS, the Purchase Agreement was negotiated at arm’s length by and among unaffiliated parties, and the Purchase Agreement and the Preferred Investment were conceived and will be executed, delivered and consummated by the parties thereto with a business purpose wholly independent of the obligations of the Ishbia Parties hereunder.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
AGREEMENT
1.Covenant Not to Solicit or Hire. Each Ishbia Party covenants and agrees that from the date hereof until such date as the Oaktree Purchasers, together with any of their Affiliates, ceases to hold the Threshold Interest (such period, the “Restricted Period”), except pursuant to a written agreement with the Oaktree Purchasers, neither such Ishbia Party nor any of his or its Restricted Affiliates shall, directly or indirectly, either on its own behalf or on behalf of another Person, make an offer to hire, hire, attempt to hire, or knowingly assist, encourage or induce any Person to hire or solicit, encourage or induce, attempt to solicit, encourage or induce, or knowingly assist any Person to solicit, encourage or induce, any individual who is or becomes, from time to time, an employee or other service provider of the Company or any of its Subsidiaries whose annual aggregate compensation and benefits have a value in excess of $300,000 (each, a “Restricted Person”) to leave the employ or engagement of the Company or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Ishbia Party or any of his or its Restricted Affiliates from
(a) serving as a reference if contacted on a Restricted Person’s behalf by a prospective employer that is not an Ishbia Party or any of his or its Restricted Affiliates, (b) making general employment solicitations such as through advertisements in publicly available media or through the efforts of a search firm, recruiting agency or similar third-party intermediary so long as such solicitations or third-party searches do not specifically target the Company or its Subsidiaries or any Restricted Person (it being understood that this clause (b) shall not be interpreted as permitting the hiring of any Restricted Person who responds thereto), or (c) soliciting or hiring any Restricted Person following the termination of such Restricted Person’s employment with the Company and any of its Subsidiaries at least nine (9) months prior to the commencement of employment or engagement discussions between such Ishbia Party or such Restricted Affiliate, as applicable, and such Restricted Person. As used herein, to “hire” means to retain the services of an individual in any capacity (as an employee, independent contractor, consultant or otherwise).
2.    Covenant Not to Compete. Each Ishbia Party hereby acknowledges that it is familiar with the Company’s and its Subsidiaries’ trade secrets and other Confidential Information. Each Ishbia Party acknowledges and agrees that the Oaktree Purchasers and the Company and its Subsidiaries would be irreparably damaged if such Ishbia Party (or its Restricted Affiliates) were to provide services to or otherwise participate in the business of any Person competing with the Business and that any such competition by such Ishbia Party (or its Restricted Affiliates) would result in a significant loss of goodwill by the Oaktree Purchasers and the Company and its Subsidiaries, and their respective Affiliates. Therefore, each Ishbia Party covenants and agrees that for the Restricted Period, such Ishbia Party and his or its Restricted Affiliates shall not, directly or indirectly (whether by himself or itself, through another Person, or in partnership or conjunction with any other Person, and whether on such Ishbia Party’s or such Restricted Affiliate’s own behalf or on behalf of any other Person), (a) acquire, finance, own any interest in, manage, control, participate in, lend its name or assistance to, consult with, render services for, or operate, whether as an officer, director, manager, equityholder, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person that is at the time engaged, or has plans (which plans have been approved by or are under active consideration by such Person) to become engaged, in the Business within the Territory or which competes directly or indirectly with the Company’s Business within the Territory, (b) solicit, induce or call upon, attempt to solicit, induce or call upon, or knowingly assist any Person to solicit, induce or call upon, any Person who is, or during the prior twelve (12) months was, a customer or, to such Ishbia Party’s knowledge, a prospective customer of the Company and/or its Subsidiaries, for the purpose of, or with the intention of, selling or providing to such customer, prospective customer or former customer any product or service substantially similar to any product or service sold, provided, or under development by the Company and/or its Subsidiaries with respect to the Business, or (c) take any action that is designed or intended to have the effect of discouraging any agent, customer, supplier or other material business relation of the Company or any of its Subsidiaries from maintaining any existing business relationships with such Person; provided, that, for the avoidance of doubt, Mat Ishbia’s employment with or service to the Company or any of its Subsidiaries during the Restricted Period shall not be a violation of this Agreement. Notwithstanding anything to the contrary in this Section 2, none of the following shall be deemed to constitute a breach of, or be prohibited by, this Section 2, in each case so long as the applicable Ishbia Party and its Restricted Affiliates do not use or disclose Confidential Information in connection therewith and do not otherwise violate clauses (b) or (c) of the immediately preceding sentence: (i) passive ownership of less than five percent (5%) of the outstanding stock or other equity interests of any publicly-traded corporation, so long as the applicable Ishbia Party does not actively participate in the management or business of such Person or (ii) passive ownership of less than ten percent (10%) of any private equity fund, venture capital fund, hedge fund, mutual fund, index fund, exchange-traded fund, real estate fund, debt fund, family investment vehicle or other pooled investment vehicle, so long as the applicable Ishbia Party or Restricted Affiliate does not actively participate in the management or business of any such Person. For the avoidance of doubt, the provisions of this Section 2 shall not apply to any Justin Ishbia Person.
3.Confidentiality. Each Ishbia Party agrees that during the Restricted Period, such Ishbia Party shall keep the Confidential Information confidential and shall not, and shall cause his or its Affiliates and its and their respective Representatives that have actually received or received access to Confidential Information not to, disclose (except in any manner not in violation of this Agreement) the Confidential Information to any Person not bound by this Agreement; provided, that, in the event that any Person subject to confidentiality under this Agreement is compelled by applicable Law or stock exchange rule (including by request for information or documents in any Proceeding) to disclose any Confidential Information, such Person shall as promptly as reasonably practicable notify (unless prohibited by Law) the Oaktree Purchasers and the Company of such requirement so that the Oaktree Purchaser or the Company may seek (at their respective cost and expense) an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Confidential Information. Notwithstanding anything to the contrary contained herein, no such notice will be required with respect to disclosure to a Governmental Authority with jurisdiction over such Person in connection with any routine audit or examination by such Governmental Authority so long as such audit or examination does not target the Company or its Affiliates, the Transaction Documents, the Preferred Investment or the Confidential Information and such Person notifies such Governmental Authority of the confidential nature of the Confidential Information and requests that it be treated accordingly. If, in the absence of a protective order or the receipt of a waiver hereunder, such Person, on the advice of legal counsel, is required to disclose any Confidential Information, such Person may disclose only that portion of such Confidential Information that such Person is required to disclose; provided, however, that, to the extent so requested by the Oaktree Purchasers or the Company, such Person shall use commercially reasonable efforts to obtain a protective order or other assurance, at the Oaktree Purchasers’ or the Company’s (as applicable) cost and expense, that confidential treatment will be accorded to such Confidential Information by such Person. Notwithstanding anything to the contrary herein, the Ishbia Parties and their Affiliates may, to the extent the disclosure is required, disclose Confidential Information (a) to enforce or defend any claim under the Transaction Documents, (b) to any of their Affiliates, and their respective directors, employees, agents, professional advisors, financial advisors, attorneys, accountants or actual or potential funding sources who are subject to an obligation of confidentiality no less stringent than the obligations set forth in this Section 3 and reasonably need to know such Confidential Information in order to provide services to the Ishbia Parties or their Affiliates and/or (c) with respect to any Ishbia Party who is a director, employee or consultant of the Company, UWM LLC or any of their Subsidiaries, in connection with such Ishbia Party’s duties as a director, employee or consultant and in compliance with the Company’s policies applicable to such Confidential Information.

4.    Non-Disparagement. During the Restricted Period, (a) no Ishbia Party shall directly or indirectly (through another Person or otherwise), and each Ishbia Party shall cause his or its Restricted Affiliates not to, make, publish, communicate or solicit, directly or indirectly (on such Ishbia Party’s own behalf or in service of or on behalf of another Person or jointly with another Person), any disparaging, derogatory or defamatory comments regarding any Oaktree Purchaser, the Company or its Subsidiaries, or any of their respective Affiliates (or their respective businesses, products or services), or their respective current or former directors, managers, officers, members, partners, employees or direct or indirect equityholders and (b) the Oaktree Purchasers shall cause the Series A Investor Board Members (as defined in the Investors Rights Agreement) who are Affiliates of the Oaktree Purchasers not to, make, publish, communicate or solicit, directly or indirectly (on the Oaktree Purchasers’ own behalf or in service of or on behalf of another Person or jointly with another Person), any disparaging, derogatory or defamatory comments regarding the Ishbia Parties, the Company or its Subsidiaries (or their respective businesses, products or services); provided, that, nothing in this Section 4 shall prevent any Person from (i) making true and accurate statements or communications in connection with any disclosure required pursuant to applicable Law or any testimony or pleadings in any Proceeding, (ii) making true and accurate statements or communications in connection with any investigation, inquiry or request for information by any Governmental Authority, or any subpoena, deposition, civil investigative demand, court or arbitral order or other legal process or (iii) conferring in confidence with such Person’s legal counsel in connection with the foregoing.
5.Transfer Restrictions.
(a)During the Restricted Period, each Ishbia Party severally and jointly agrees that the Preferred Shares held by such Ishbia Party shall not be Transferred (as defined in the Investors Rights Agreement) to any Person other than an Ishbia Party without the prior written consent of the Oaktree Purchasers.
(b)Until the date that no shares of Series A-1 Preferred Stock remain outstanding and held by Series A-1 Investors (each as defined in the Series A-1 Preferred Stock Certificate of Designation), solely to ensure effectiveness and compliance of the obligations of each Ishbia Party if and to the extent a Liquidity Period occurs, each Ishbia Party severally and jointly agrees that the Ishbia Parties shall not hold collectively less Common Stock and any other voting equity interests of the Company and UWM LLC entitled to vote on any proposed Liquidity Transaction than would be required for the Ishbia Parties, alone and not in conjunction with any other holder of Common Stock or voting equity interests of the Company and UWM LLC to vote or consent to approve such Liquidity Transaction at the threshold required for approval by Law, agreement, organizational document or otherwise in connection with such Liquidity Transaction as required pursuant to Section 6.
(c)For the avoidance of doubt, any Transfers made pursuant to Section 6 of this Agreement shall not be a violation of this Agreement.
6.Liquidity Transaction Cooperation.
(a)    Cooperation; Waiver of Appraisal Rights. During a Liquidity Period (as defined in the Series A-1 Preferred Stock Certificate of Designation), each Ishbia Party shall cooperate, subject to the satisfaction of the terms and conditions set forth in Section 6(b) below, with the Oaktree Purchasers, the Investment Bank (as defined in the Series A-1 Preferred Stock Certificate of Designation), the Company and UWM LLC and their respective Representatives in connection with such Liquidity Transaction and shall take all necessary or desirable actions, as requested by the Oaktree Purchasers, in furtherance of, and to consummate, such Liquidity Transaction on terms and conditions acceptable to the Oaktree Purchasers, including (i) voting all of its Preferred Shares, Common Stock and any other voting equity interests of the Company and UWM LLC entitled to vote on any proposed Liquidity Transaction in favor of such Liquidity Transaction (and in opposition of any and all other proposals that could reasonably be expected to delay or impair the consummation of such Liquidity Transaction) at any meeting of the stockholders called to vote on or approve such Liquidity Transaction and/or to consent in writing to such Liquidity Transaction (whether or not such approval of such Liquidity Transaction is required by applicable Law and whether or not such approval is sought prior to or after the execution of a definitive agreement relating to such Liquidity Transaction) pursuant to any written consent of stockholders submitted to vote on or approve such Liquidity Transaction, (ii) causing any directors (or equivalent) designated by such Ishbia Party to vote in favor of such Liquidity Transaction at any meeting of the Board of Directors (or similar governing body) called to vote on or approve (including by written consent) such Liquidity Transaction (and in opposition of any and all other proposals that could reasonably be expected to delay or impair the consummation of such Liquidity Transaction) and raise no objection to such Liquidity Transaction, (iii) waiving any appraisal, dissenters’ or similar rights that may be available to such Ishbia Party under any Law, agreement, organizational document or otherwise in connection with such Liquidity Transaction, (iv) in the event all or any portion of any Liquidity Transaction is structured as a sale of securities held by the Ishbia Parties and other equityholders of the Company or its applicable Affiliate, to sell all (or such applicable portion) of its securities (to the extent not constituting JPM Pledged Collateral unless the JPM Margin Facility will be repaid in full in connection with such Liquidity Transaction) at the price and on the terms and conditions approved by the Oaktree Purchasers, (v) executing, acknowledging and delivering agreements, consents, waivers and other required documents and instruments, furnishing all required information and documents, and filing such applications, reports, returns and other documents and instruments with governmental authorities, and (vi) to the extent applicable, taking such other actions as set forth in Section 8(b) and Section 8(d) of the Series A-1 Preferred Stock Certificate of Designation, which shall be incorporated herein by reference, mutatis mutandis; provided that all such obligations shall be subject to the fiduciary duties of the Board of Directors, to the extent applicable, each member of the Board of Directors shall retain full discretion to act in accordance with such director’s fiduciary duties in such capacity and no Party shall be required to cause, or use efforts to cause, any director to take or omit to take any action that would result in a breach of such director’s fiduciary duties.
(b)    Terms of Liquidity Transaction. The proceeds of any Liquidity Transaction shall be used and applied by the Company in accordance with Section 8(c) of the Series A-1 Preferred Stock Certificate of Designation. Each Ishbia Party shall be severally, and not jointly, obligated to join (on a pro rata basis based on the decrease in the amount of the aggregate consideration each such Ishbia Party would receive in such Liquidity Transaction if the amount of the aggregate consideration to be distributed was reduced by the aggregate amount of such obligations (i.e., reverse waterfall)) in any indemnification and other obligations (including escrows, holdbacks, or other similar arrangements to support such indemnification obligations) to which the Oaktree Purchasers agree in connection with such Liquidity Transaction such that proceeds will be distributed as if they had been distributed after giving effect to such adjustments, indemnification and other obligations (other than any such obligations relating specifically to a particular Person, such as indemnification with respect to representations and warranties given by a Person regarding such Person’s title to and ownership of securities (provided, that such Person’s liability thereunder with respect to breaches of representations and warranties (other than for fraud) is expressly limited to the aggregate amount of consideration allocable to such Partner in connection with or pursuant to such Liquidity Transaction)); provided, that (i) no Ishbia Party shall have any liability for, or be required to indemnify, defend or hold harmless any Person with respect to any fraud, willful misconduct or breach of any representation, warranty, covenant or agreement by any other Person (other than the Company, UWM LLC or any of their Subsidiaries, which shall be allocated on a pro rata basis, determined as provided above) and (ii) except in the case of fraud or any such obligations relating specifically to such Ishbia Party, no Ishbia Party shall have any liability for any indemnification or other obligation in excess of such Ishbia Party’s pro rata share of such obligation, determined as provided above. Any transfer agreements, sale agreements, escrow agreements, consents, assignments, releases, waivers, support agreements, and other documents or instruments required to be executed by any Ishbia Party in its capacity as a securityholder in connection with any Liquidity Transaction shall be no more burdensome than, and shall otherwise be on the same terms and conditions (taking relative equity holdings into account) as, those executed by the Oaktree Purchasers for themselves (provided that Ishbia Parties may be required to execute non-competition, non-solicitation, confidentiality and similar restrictive covenants and agreements which are not executed by the Oaktree Purchasers and the Oaktree Purchasers may require all or any subset of Partners to receive all or a percentage of the consideration to be received in connection with such Liquidity Transaction in the form of non-cash consideration (including securities of the prospective buyer(s) in such Liquidity Transaction or an Affiliate thereof (i.e. a rollover transaction)), but solely to the extent the Oaktree Purchasers are receiving the same form of consideration as well.
(c)    Proxy; Non-Compliance. Subject in all respects to Section 6(d), effective automatically upon the commencement of any Liquidity Period and until the conclusion thereof, each Ishbia Party hereby: (i) appoints the Oaktree Purchasers or their designee as its representative in connection with any Liquidity Transaction with customary provisions to, without limitation, resolve any potential claims or disputes on behalf of all parties thereto, execute and deliver all amendments, waivers, releases and other documents that are necessary, proper, required, contemplated or deemed advisable by the Oaktree Purchasers, receive and distribute funds (including in making payments of expenses) and receive notices; and (ii) irrevocably grants to and appoints the Oaktree Purchasers or their designee as such Ishbia Party’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Ishbia Party, to (x) vote the applicable equity interests held by such Ishbia Party, (y) grant a consent or approval in respect of such equity interests in connection with any meeting of the equityholders or any action by written consent in lieu of a meeting of the equityholders with respect to a Liquidity Transaction or (z) Transfer such Ishbia Party’s equity interests in the Liquidity Transaction and to execute any purchase (or similar) agreement or other documentation required to consummate such Transfer in Liquidity Transaction or otherwise required or contemplated by this Section 6; provided, that the Oaktree Purchasers (or their designee) shall provide each Ishbia Party with at least five (5) Business Days’ notice prior to exercising such proxy with respect to such Ishbia Party. Each Ishbia Party hereby affirms that the irrevocable proxy set forth in this Section 6(c) is given to secure the performance of the duties of such Ishbia Party under this Section 6 and given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee and is irrevocable. In the event any Ishbia Party fails to comply with its obligations set forth in this Section 6, the Oaktree Purchasers shall have the right to receive, or designate a Person to receive, the portion of the consideration in such Liquidity Transaction, if any, payable in respect of the securities held by such Ishbia Party, on behalf of the non-complying Ishbia Party and deposit such disputed consideration into escrow or otherwise withhold such disputed consideration until such Ishbia Party has complied with its obligations under this Section 6; provided that, solely with respect to the JPM Pledged Collateral, unless and until an actual transfer of such JPM Pledged Collateral has been consummated in accordance with this Section 6 (including, for the avoidance of doubt, any transfer by operation of law pursuant to a merger or similar business combination), such Ishbia Party shall continue to be the owner of such JPM Pledged Collateral and shall retain all distribution rights and other rights and privileges with respect thereto. In the event that at the time of the approval or consummation of a Liquidity Transaction involving the sale of certificated securities held by the Ishbia Parties, if an Ishbia Party fails to deliver any such certificates and related instruments of Transfer as required hereby, or in lieu thereof, a customary affidavit (and indemnity) attesting to the loss or destruction of such certificate(s), such Ishbia Party: (A) shall not be entitled to the consideration that such Ishbia Party would otherwise receive in the Liquidity Transaction until such Ishbia Party cures such failure (provided, that after curing such failure, such Ishbia Party will be so entitled to such consideration without interest, and subject to reduction on account of any expenses incurred by the Company in connection with such non-compliance and subsequent cure), (B) shall be deemed, for all purposes, no longer to be a securityholder and shall have no voting rights, (C) shall not be entitled to any distributions declared or made after the Liquidity Transaction with respect to such securities, and (D) shall have no other rights or privileges granted to securityholders under any agreement related thereto; provided that, notwithstanding the foregoing, solely with respect to the JPM Pledged Collateral, unless and until an actual transfer of such JPM Pledged Collateral has been consummated in accordance with this Section 6 (including, for the avoidance of doubt, any transfer by operation of law pursuant to a merger or similar business combination), such Ishbia Party shall continue to be the owner of such JPM Pledged Collateral and shall retain all distribution rights and other rights and privileges with respect thereto. Notwithstanding anything herein the contrary, but subject to the rights and remedies of JPM and the limitations set forth in the JPM Margin Facility (in all cases, as modified by the JPM Waiver Letters and the JPM Subordination Agreement), effective automatically upon the commencement of any Liquidity Period and until the conclusion thereof, each Ishbia Party hereby irrevocably agrees to exercise any voting rights it has with respect to the JPM Pledged Collateral (whether during an Event of Default under the JPM Margin Facility or otherwise) in accordance with the recommendations of the Board of Directors.
(d)Pledged Interests. Notwithstanding anything herein to the contrary, the rights and obligations set forth in this Section 6 (other than those rights and obligations set forth in the final sentence of Section 6(c)) shall not be exercisable or apply, solely with respect to the JPM Pledged Collateral, (i) during the continuance of an Event of Default under the JPM Margin Facility, (ii) to the extent that JPM seeks to take or takes any action to perfect or preserve its security interest in or lien upon the JPM Pledged Collateral (in the case of this clause (ii), solely to the extent the rights and obligations set forth in this Section 6 conflict with such action taken or sought to be take by JPM) or (iii) to the extent that JPM has exercised any foreclosure remedies with respect to the JPM Pledged Collateral.
7.Remedies.
(a)Each Ishbia Party expressly acknowledges and agrees that (i) each of the restrictions and obligations contained in this Agreement is reasonable in all respects (including with respect to subject matter and time period) and such restrictions and obligations are necessary to protect the Oaktree Purchasers’ interest in, and value of, the Preferred Investment (including the goodwill inherent therein), (ii) the Ishbia Parties have received and will receive substantial direct and indirect benefits as a result of the Preferred Investment, (iii) the transactions contemplated by the Purchase Agreement constitute good, valid and binding consideration for the Ishbia Parties’ obligations, covenants and agreements contained in this Agreement and (iv) the Oaktree Purchasers would not have entered into the Purchase Agreement, this Agreement, the other Transaction Documents or any of the transactions contemplated thereby or hereby without the restrictions and obligations contained in this Agreement.
(b)    Without limiting the generality of Section 16, the Parties agree that if any portion of the covenants contained in this Agreement shall be deemed to create a restriction that is unreasonable, any judicial or arbitral authority construing this Agreement shall be empowered to amend any portion of the territory, any prohibited business activity or any time period from the coverage of this Agreement to the minimum extent necessary to render it valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion thereof in the particular jurisdiction in which such adjudication is made, and, if such amendment is not practicable, to sever any portion of the territory, any prohibited business activity or any time period from the coverage of this Agreement, and to apply the provisions of this Agreement to the remaining portion of the territory, the remaining business activities, and the remaining time period not so severed by such judicial or arbitral authority. In the event such judicial or arbitral authority does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
(c)Notwithstanding anything to the contrary set forth herein, if it shall be determined by a court of competent jurisdiction that an Ishbia Party has violated its obligations under this Agreement, then the Restricted Period applicable to each obligation that such Ishbia Party has been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
(d)The remedies set forth in this Section 7 are cumulative and shall not limit any remedies available to the Oaktree Purchasers, at law or in equity, including any remedies under Section 10, Section 17 or any other Transaction Document (including the Security Documents).
8.Additional Covenants.
(a)Each Ishbia Party covenants and agrees that it will take all necessary and appropriate actions to duly and timely perform and comply with its commitments and obligations under each of the Support and Backstop Purchase Agreement, the JPM Subordination Agreement, and the JPM Waiver Letters.
(b)Each of the Company, UWM LLC and the Ishbia Parties agrees that, without the prior written consent of the Oaktree Purchasers, for so long as any Preferred Shares remain outstanding, none of the Company, UWM LLC or any of their Subsidiaries shall be permitted to
(x) incur, assume, guarantee or otherwise become liable for any Indebtedness (as defined in the Series A-1 Preferred Stock Certificate of Designation) either directly or indirectly (including by amendment, merger, consolidation, recapitalization, reclassification, or otherwise) under the Revolving Credit Agreement, dated as of August 8, 2022, by and between United Wholesale Mortgage, LLC and SFS (as the same may be amended, restated, replaced, refinanced or otherwise modified from time to time, the “SFS Line of Credit”) or otherwise from any Ishbia Party or any Affiliate thereof or (y) repay, redeem, repurchase or otherwise discharge directly or indirectly (including by amendment, merger, consolidation, recapitalization, reclassification, or otherwise) any Indebtedness outstanding under the SFS Line of Credit or any other Indebtedness due to any Ishbia Party or any Affiliate thereof.
9.    Representations and Warranties. Each Ishbia Party, on a joint and several basis, represents and warrants to the Oaktree Purchasers, the Company and UWM LLC, and each of the Company and UWM LLC, on a joint and several basis, represents and warrants to the Oaktree Purchasers that: (a) if such Party is not a natural person, such Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation or incorporation; (b) such Party has all necessary power, authority and legal capacity to execute and deliver this Agreement and the other

Transaction Documents to which such Party is or will be a party (collectively, the “Relevant Documents”) and to perform its obligations hereunder and thereunder; (c) the execution, delivery and performance of this Agreement and the Relevant Documents and the transactions contemplated hereby and thereby by such Party shall not (with or without notice or passage of time, or both) (i) violate, conflict with, result in a breach of or constitute a default under any of the provisions of such Party’s or its controlled Affiliates’ organizational documents (if applicable) or (ii) except as would not materially impact such Party’s ability to comply with its obligations as contemplated by this Agreement or the Relevant Documents, (x) violate or conflict with any provision of, (y) cause a default under or (z) give rise to, or result in, or require, any notice, filing, consent, authorization or approval under, any Law, Governmental Order or material contract or other instrument binding upon such Party or its controlled Affiliates or their respective assets (including the LLC Agreement and the Tax Receivables Agreement), except, in each case, as has been waived or obtained and remains in effect; (d) the execution and delivery by such Party of this Agreement and the Relevant Documents, the performance by such Party of its obligations hereunder and thereunder and the consummation by such Party of the transactions contemplated hereby and thereby to be consummated by such Party, have been duly and validly authorized by all necessary action on the part of such Party; (e) this Agreement and the Relevant Documents have been (or will be at the Closing) duly executed and delivered by such Party and, assuming the due and valid authorization, execution and delivery by the Oaktree Purchasers, constitute (or will constitute at the Closing) legal, valid and binding obligations of such Party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally or general principles of equity; (f) the execution and delivery of this Agreement and the Relevant Documents does not, and the performance by such Party of its obligations hereunder and thereunder will not, require any consent, approval, registration or filing that has not been given or received or other action that has not been taken by any Person or Governmental Authority, in each case, to the extent such consent, approval, registration, filing or other action (or the absence thereof) would prevent, enjoin or materially delay the performance by such Party of its obligations under this Agreement or the Relevant Documents, except as has been obtained and remains in effect; and (g) there are no material Proceedings pending or, to the knowledge of such Party, threatened that (i) challenge the validity or enforceability of such Party’s obligations under this Agreement or the Relevant Documents or (ii) seek to prevent, delay or otherwise would reasonably be expected to adversely affect the consummation by such Party of the transactions contemplated herein or therein. Additionally, (A) each Ishbia Party, on a joint and several basis, represents and warrant to the Oaktree Purchasers that (i) the Ishbia Parties are the sole legal and beneficial owners of the Pledged Receivables, free and clear of all Liens (other than the Lien granted pursuant to the Security Documents and Permitted Liens), (ii) the only Permitted Liens under clause (b) of the definition thereof granted as of the date of this Agreement are Liens in respect of 653,792,940 shares Class D Stock of the Company and 653,792,940 Class B Units of UWM LLC (collectively, the “Pledged Interests”), (iii) other than the rights of JPM with respect to the JPM Pledged Collateral upon an Event of Default under the JPM Margin Facility and actions to perfect or preserve its security interest in or lien upon the JPM Pledged Collateral under the JPM Margin Facility and the rights under this Agreement and the JPM Waiver Letters, there are no proxies, voting trusts or other agreements, arrangements or understandings with respect to the voting of any equity interests of the Company, UWM LLC or any of their Subsidiaries held by the Ishbia Parties, (iv) none of the shares of Common Stock or other voting equity interests of the Company, UWM LLC or any of their Subsidiaries are subject to any contract, agreement or understanding which would provide another person with beneficial ownership pursuant to the Rules and guidance under Section 13(d)(3) of the Exchange Act, including a collateral or pledge agreement that would give the counterparty beneficial ownership prior to a declaration of default and completion of all formal steps necessary to transfer ownership to such counterparty, and (v) as of the date hereof, the sole principal agreements and instruments governing the JPM Margin Facility are those agreements and instruments set forth on Exhibit B attached hereto and, with respect to those loan facilities comprising the JPM Margin Facility and not pertaining to the principal agreements and instruments set forth on Exhibit B attached hereto, corollary agreements and instruments on substantially similar terms and conditions with respect to the JPM Pledged Collateral, the LLC Agreement and the Certificate of Incorporation as those set forth on Exhibit B attached hereto, and
(B) each of the Company and UWM LLC, on a joint and several basis, represents and warrants to the Oaktree Purchasers that (i) it has not received notice of any Lien on the Pledged Receivables other than the security interest granted to the Oaktree Purchasers pursuant to the Security Documents and the Permitted Liens and (ii) it has no conflicting obligation that would prevent it from complying with Section 8 or Section 10. For purposes of this Agreement, “Permitted Liens” has the meaning ascribed to such term in the Pledge Agreement dated as of the date hereof among SFS, as pledgor and the Collateral Agent, as collateral agent (as may be amended, restated, or otherwise modified from time to time in accordance with its terms, the “Pledge Agreement”).
10.Payment Direction; Enforcement Against Pledged Receivables; Covenants Regarding Pledged Interests.
(a)Each Ishbia Party hereby absolutely, unconditionally and irrevocably agrees that, until the earlier of (i) the date that the Oaktree Purchasers or any of their Affiliates cease to beneficially own any Preferred Shares, (ii) the termination of this Agreement and the Investor Rights Agreement or (iii) the payment in full of all Secured Preferred Obligations, upon the occurrence and during the continuance of any Special Event of Noncompliance (as defined in the Series A-1 Preferred Stock Certificate of Designation) (such period, the “Applicable Period”), the Oaktree Purchasers (or any of their Affiliates) shall have the right to receive any and all amounts payable in respect of the Pledged Receivables, including that (y) the Company shall pay all TRA Payments directly to an account designated by the Oaktree Purchasers in writing, and (z) UWM LLC shall pay all True-Up Amounts directly to an account designated by the Oaktree Purchasers in writing, in each case, without further consent from any Ishbia Party, and no Ishbia Party shall have any right to receive, direct or otherwise control the payment of the Pledged Receivables during the Applicable Period; provided that nothing in this Section 10 shall entitle the Oaktree Purchasers (or any of their Affiliates) to any payment in excess of the then outstanding balance of the Secured Preferred Obligations. In furtherance of the foregoing, upon the occurrence of a Special Event of Noncompliance, the Oaktree Purchasers shall deliver to the Company and/or UWM LLC a written notice substantially in the form of Exhibit A attached hereto (a “Payment Direction Notice”) setting forth the instructions for the making of such payments; provided that no delay in the delivery of such notice shall limit the Oaktree Purchasers’ (or any of their Affiliates’) rights in respect of the Pledged Receivables or the Ishbia Parties’ obligations pursuant to Section 10(b). The Oaktree Purchasers may change the payment instructions set forth in any Payment Direction Notice at any time by providing written notice to the Company and UWM LLC, and any such change shall be effective on the date such notice is provided. The Company and UWM LLC may rely on any notice or communication that they reasonably believe in good faith to be genuine and to have been given by the Oaktree Purchasers, without any duty to inquire or determine whether the Oaktree Purchasers are permitted to deliver a Payment Direction Notice or any liability to any Ishbia Party for making any payment requested or otherwise required under a Payment Direction Notice.
(b)If any Ishbia Party receives any TRA Payment, True-Up Amount or other proceeds of the Pledged Receivables during the Applicable Period, such Ishbia Party shall (i) hold such payment in trust for the sole benefit of the Oaktree Purchasers (or their Affiliates), (ii) segregate such payment from its other funds and assets, and (iii) remit such payment up to the then outstanding balance of the Secured Preferred Obligations to an account designated by the Oaktree Purchasers in writing, in the exact form received (with any necessary endorsement), not later than two (2) Business Days after receipt thereof, and pending such remittance shall not use, commingle or otherwise dispose of such payment for any purpose. All such cash amounts once received by the Oaktree Purchasers shall be automatically applied against the outstanding balance of the Secured Preferred Obligations.
(c)    Each Ishbia Party acknowledges and agrees that the rights of the Oaktree Purchasers and their Affiliates under this Section 10 shall not be affected, modified or impaired by any counterclaim, set-off, deduction or defense based upon any claim the Ishbia Parties may have against the Company, UWM LLC or the Oaktree Purchasers, or by reason of (i) any modification, extension, renewal, increase, reduction or rearrangement of the Secured Preferred Obligations or any instrument or agreement relating thereto, (ii) any change in the corporate existence, structure or ownership of the Company or UWM LLC, (iii) any insolvency, bankruptcy, reorganization or similar proceeding affecting the Company, UWM LLC or their respective assets, (iv) any release or discharge of the Company or UWM LLC from any Secured Preferred Obligation by operation of Law or otherwise, or (v) any other circumstance (other than payment in full of the Secured Preferred Obligations) that might otherwise constitute a defense available to, or a discharge of, the Company or UWM LLC. Each Ishbia Party hereby waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor, notice of acceptance with respect to the obligations under this Section 10 and any right to require the Oaktree Purchasers to exhaust any right or take any action against the Company, UWM LLC or any other Person or any collateral before enforcing this Section 10.
(d)Each Ishbia Party agrees that no payment or distribution to the Oaktree Purchasers pursuant to this Agreement shall entitle such Ishbia Party to exercise any rights of subrogation in respect thereof. Notwithstanding anything herein or elsewhere to the contrary, each of the Parties irrevocably acknowledges and agrees that this Agreement constitutes a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code (11 U.S.C. § 101 et seq.).
(e)No Ishbia Party shall create, incur, assume or permit to exist any Lien on any of the Pledged Receivables or Transfer any of the Pledged Receivables, in each case, other than the grant of the security interest created under the Security Documents or Permitted Liens. No Ishbia Party shall grant, enter into or permit to exist any proxy, voting trust, or similar agreement, arrangement or understanding with respect to the voting of any equity interests of the Company, UWM LLC or any of their Subsidiaries or successors of any of the foregoing, other than (i) the proxy described in Section 6(c) or (ii) that granted with respect to the JPM Pledged Collateral under the JPM Margin Facility. Each Ishbia Party shall promptly notify the Oaktree Purchasers in writing upon becoming aware of any attempted or purported Lien on any of the Pledged Receivables other than Permitted Liens asserted by any third party and shall take all commercially reasonable action requested by the Oaktree Purchasers to contest, discharge or remove any such Lien (other than any Permitted Lien).
(f)No Ishbia Party shall (i) consent to or otherwise permit any amendment or modification of the JPM Margin Facility or the Liens on the Pledged Interests thereunder that would violate, or impair the Collateral Agent’s rights under, the JPM Subordination Agreement or the JPM Waiver Letters, that would otherwise be adverse to the interests of the Oaktree Purchasers and their Affiliates in the Pledged Receivables, relating to the exclusion described in Section 6(d)) or that would otherwise materially adversely affect the Oaktree Purchasers, (ii) pledge or otherwise subject to any Lien (other than Permitted Liens) any equity interests of the Company, UWM LLC or any of their Subsidiaries or successors of any of the foregoing held by the Ishbia Parties under the JPM Margin Facility or otherwise (it being understood and agreed that the number of paired Pledged Interests shall not increase by more than sixty million

(60,000,000) each (as adjusted for any equity splits, reverse equity split or similar adjustment) without the Oaktree Purchasers’ prior written consent), or (iii) take any action or omit to take any action in violation of the Collateral Agent’s rights under the JPM Subordination Agreement or the JPM Waiver Letters. The Ishbia Parties shall cause any Person that refinances, replaces or is assigned all or any portion of the JPM Margin Facility to execute and deliver to the Collateral Agent, prior to or concurrently with such refinancing, replacement or assignment, a joinder to each of, or new agreement(s) on substantially the same terms as, the JPM Subordination Agreement and the JPM Waiver Letters, in each case in form and substance reasonably satisfactory to the Oaktree Purchasers. The Ishbia Parties shall use best efforts to avoid any Event of Default under the JPM Margin Facility, including by making all payments as and when required under the JPM Margin Facility and complying with their other covenants thereunder.
(g)    Each Ishbia Party shall maintain and preserve all of its rights under the Tax Receivable Agreement and the LLC Agreement and shall not, without the prior written consent of Oaktree Purchasers, (a) make or revoke any election under Section 3.01(a) of the Tax Receivable Agreement (or any successor or similar provision) to limit the Tax Benefit Payments payable to Pledgor, (b) exercise any right under Section 7.13 of the Tax Receivable Agreement (or any successor or similar provision) to cause the Tax Receivable Agreement to cease to apply, in whole or in part, to such Ishbia Party, (c) waive, forgive, defer, accelerate or compromise any TRA Payment or True-Up Amount (or permit the Company or UWM LLC to (and the Company and UWM LLC shall not) defer or accelerate any TRA Payment or True-Up Amount), (d) consent to, or fail to timely object to, any Schedule or Amended Schedule (each as defined in the Tax Receivable Agreement) in a manner that would reduce, delay or impair any TRA Payment, or (e) otherwise take or omit to take any action with respect to the Tax Receivable Agreement or the LLC Agreement that would reduce, delay or impair the value of the Pledged Receivables.
(h)Each of the Company and UWM LLC acknowledges that it has received a copy of the Pledge Agreement and the other Security Documents, acknowledges and consents to the security interest granted by the Ishbia Parties to the Oaktree Purchasers in the Pledged Receivables pursuant hereto and thereto, and agrees that, during the Applicable Period, it will comply with any Payment Direction Notice issued in accordance with this Section 10, without any further consent of any Ishbia Party.
(i)Following the Closing, the Company, UWM LLC and each Ishbia Party, as applicable, shall deliver to the Oaktree Purchasers, (i) concurrently with their delivery thereof to any Ishbia Party, the Company or UWM LLC, as applicable, copies of any notice or other communication pursuant to Tax Receivable Agreement or the LLC Agreement, including any Schedule, Amended Schedule, Early Termination Notice, Change Notice, 197 Change Notice, Objection Notice or Material Objection Notice (each as defined in the Tax Receivable Agreement) or any notice of an Exchange (as defined in the LLC Agreement) and (ii) prompt written notice of any (t) any default, breach or event of termination under the Tax Receivable Agreement, the LLC Agreement, the JPM Waiver Letters, or, during a Liquidity Period and either adversely impacting the Pledged Receivables or impacting the JPM Pledged Collateral in a manner that would materially adversely affect the Oaktree Purchasers, the JPM Margin Facility, (w) proposed amendment, modification, waiver or termination of the Tax Receivable Agreement or the LLC Agreement, (x) any claim or dispute relating to the Pledged Receivables or the Pledged Interests, in each case, promptly upon such Person’s obtaining knowledge thereof, (y) any proposed refinancing, replacement or assignment of the JPM Margin Facility or the JPM Pledged Collateral thereunder, or any proposed amendment or modification with respect to the foregoing which would require the Oaktree Purchasers’ consent pursuant to Section 10(f), and (z)

any enforcement action threatened or commenced under the JPM Margin Facility (including any change in the status thereof).
(j)This Section 10 shall terminate on the earlier of (i) the date that the Oaktree Purchasers or any of their Affiliates cease to beneficially own any Preferred Shares, (ii) the termination of this Agreement and the Investor Rights Agreement and (iii) the payment in full of all Secured Preferred Obligations.
(k)    As used in this Section 10, Oaktree Fund Administration, LLC (the “Collateral Agent”) acts, and is hereby appointed by each other holder of Preferred Shares affiliated with the Oaktree Purchasers (each such holder, together with the Oaktree Purchasers, a “Secured Party”) to act, as collateral agent for all Secured Parties in exercising the rights of the “Oaktree Purchasers” under this Section 10; any Affiliate of an Oaktree Purchaser which is a transferee of Preferred Shares shall automatically become a Secured Party, without further action, upon its acquisition of Preferred Shares in accordance with the Transaction Documents. The Oaktree Purchasers shall deliver a Payment Direction Notice, and shall otherwise enforce this Section 10, only upon and in accordance with the written direction of the Majority Secured Parties (as defined in the Pledge Agreement) if more than one Secured Party then holds Preferred Shares, and any amounts received pursuant to this Section 10 shall be applied ratably among the Secured Parties in proportion to their respective Secured Preferred Obligations. Notwithstanding the foregoing, neither the Ishbia Investor nor any transferee of Preferred Shares initially held by an Ishbia Investor shall be a Secured Party. The Oaktree Purchasers shall not be liable to any Ishbia Party, the Company or UWM LLC for any action taken or omitted in good faith in accordance with the direction of the Majority Secured Parties.
11.Definitions.
(a)“Business” means (a) the origination, sale and servicing of residential mortgage loans, whether through the wholesale channel, the retail channel, the correspondent channel or any other channel, including the origination, purchase, sale, securitization and servicing of conforming loans, government loans (including FHA, VA and USDA loans), jumbo loans, non-QM loans, home equity loans and lines of credit, and any other residential mortgage products, (b) the ownership, acquisition, management, financing, hedging, valuation and monetization of mortgage servicing rights, (c) the development, licensing or provision of mortgage-related technology platforms, tools and services, (d) any ancillary services related to the foregoing, including title, appraisal, insurance and settlement services, and (e) any other business conducted by the Company or any of its Subsidiaries during the Restricted Period, or that the Company or any of its Subsidiaries take demonstrable, material steps to engage in during the Restricted Period.
(b)“Confidential Information” means (i) this Agreement or the other Transaction Documents or any information, including the terms, conditions or any other facts, relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related thereto, and (ii) non-public and proprietary information (whether or not specifically labeled or identified as “confidential”), in any form or medium, regarding or relating to the Oaktree Purchasers, the Company, UWM LLC, or their respective Subsidiaries, including the business, financial condition, intellectual property, customers, vendors and pricing of the Company and/or their respective Subsidiaries or any of their respective business relations or business activities; provided, that “Confidential Information” shall not include information (A) that is or becomes available to the public, other than as a result of disclosure by any Ishbia Party or any Affiliate or Representative thereof in violation of this Agreement, (B) that becomes available to any Ishbia Party or any Affiliate or Representative

thereof on a non-confidential basis from a source other than the Oaktree Purchasers, the Company, UWM LLC or their respective Representatives, provided, that such source is not known by such Person to be bound by a legal, fiduciary or contractual obligation of confidentiality or secrecy with respect to such information, or (C) that was independently developed by or on behalf of such Ishbia Party or any Restricted Affiliate without use of, reference to or reliance on any information which would otherwise constitute Confidential Information.
(c)“Event of Default” has the meaning assigned to such term in the JPM Margin Facility.
(d)“JPM” has the meaning assigned to such term in the Pledge Agreement.
(e)    “JPM Margin Facility” means the loan facilities provided by JPMorgan Chase Bank, N,A, secured by JPM Pledged Collateral and any refinancing or replacement thereof so long as (i) prior to or concurrently with such refinancing or replacement, the new lender executes and delivers to the Collateral Agent a joinder to each of, or new agreement(s) on substantially the same terms as, the JPM Subordination Agreement and the JPM Waiver Letters, in each case in form and substance reasonably satisfactory to the Oaktree Purchasers and (ii) such refinanced or replacement facility complies with the other terms of Section 10(f).
(f)“JPM Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement.
(g)“JPM Subordination Agreement” has the meaning assigned to such term in the Pledge Agreement.
(h)“JPM Waiver Letters” means, collectively, those certain Letter Agreements re Waiver of Certain Provisions of the Facility Documents in Connection with the Oaktree Transaction, each dated as of the date hereof, by and among (i) JPMorgan Chase Bank, N.A., SFS, and the Third Parties (as defined therein) party thereto and (ii) JPMorgan Chase Bank, N.A., Justin
R. Ishbia 2022 Legacy Trust, and the Third Parties (as defined therein) party thereto.
(i)“Pledged Receivables” means (i) all rights, title, and interest in, to, and under the Tax Receivable Agreement (as defined in the Series A-1 Preferred Stock Certificate of Designation), including all payments (whether scheduled, accelerated, early termination, or otherwise) now or hereafter payable to any Ishbia Party or its successors or assigns (such payments, “TRA Payments”), and (ii) all right, title, and interest in and to any True-Up Amount (as defined in the LLC Agreement) now or hereafter payable to any Ishbia Party or its successors or assigns.
(j)“Restricted Affiliates” means, collectively, (i) any individual related by blood, marriage or adoption to Mat Ishbia and who holds a direct or indirect ownership interest in an Ishbia Party (the Persons described by this clause (i), collectively, “Related Persons”) and (ii) the controlled Affiliates of the Ishbia Parties and the Related Persons, including any trust, estate or other family financial planning entity organized by, or for the benefit of, an Ishbia Party or Related Person; provided, that “Restricted Affiliates” shall not include (x) the Company or any of its Subsidiaries or (y) solely for the purposes of Section 2, Justin Ishbia, any Person directly or indirectly controlled by Justin Ishbia, (iii) any Person who is a spouse or descendant of Justin Ishbia (collectively, the “Justin Ishbia Family Members”) or (iv) any trust, estate or other family financial planning entity controlled by, or organized solely for the benefit of, Justin Ishbia or any

Justin Ishbia Family Member (the Persons described by this clause (y), collectively, the “Justin Ishbia Persons”).
(k)“Secured Preferred Obligations” means all obligations of the Company in respect of the Preferred Shares held by the Oaktree Purchasers (or their Affiliates), including (i) all accrued and unpaid dividends (whether payable in cash or accreted to the Series A Liquidation Preference (as defined in the Series A-1 Preferred Stock Certificate of Designation)), (ii) the Series A Liquidation Preference, (iii) any Series A Redemption Price (as defined in the Series A-1 Preferred Stock Certificate of Designation), (iv) any amounts due upon a Change of Control or Liquidation Event (each as defined in the Series A-1 Preferred Stock Certificate of Designation), and (v) any other amounts due under the Series A-1 Preferred Stock Certificate of Designation, the Purchase Agreement, or the Investor Rights Agreement.
(l)“Territory” means each state, county, municipality, locale or other jurisdiction within the United States of America.
(m)“Threshold Interest” means ownership of at least 25% of the Preferred Shares purchased by the Oaktree Purchasers pursuant to the Purchase Agreement (for the avoidance of doubt, as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events).
12.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail (provided, that no delivery failure notification is received by the sender with respect thereto) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. Such notices and other communications shall be addressed as follows:
If to the Company or UWM LLC:
UWM Holdings Corporation 585 South Boulevard E. Pontiac, Michigan 48341
Attn:    [***]
Email: [***]
and
c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor
Los Angeles, California 90071
Attn:    [***]
Email: [***]
With a copy (which shall not constitute notice) to: Greenberg Traurig, LLP
401 E Las Olas Blvd, Suite 2000
New York, New York 10017 Attn:    [***]
Email: [***]

and
Kirkland & Ellis LLP 601 Lexington Avenue
New York, New York 10022
Attn:    [***]
Email: [***]
and
Kirkland & Ellis LLP 2049 Century Park East Ste 3700
Los Angeles, California 90067
Attention: [***]
Email: [***]

Notices to Mat Ishbia:

c/o 517 Capital Management 2510 Telegraph Road, Suite L313 Bloomfield Hills, MI 48302
Attn: [***]
Email: [***]
Notices to SFS Holding Corp.:
c/o 517 Capital Management 2510 Telegraph Road, Suite L313 Bloomfield Hills, MI 48302
Attn: [***]
Email: [***]
If to the Oaktree Purchasers:
c/o Oaktree Capital Management, L.P.
333 S. Grand Ave., 28th Floor Los Angeles, California 90071
Attn:    [***]
Email: [***]
With a copy (which shall not constitute notice) to: Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:    [***]
Email: [***]
and
Kirkland & Ellis LLP 2049 Century Park East Ste 3700
Los Angeles, California 90067
Attention: [***]
Email: [***]
13.Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.
14.    Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by the Ishbia Parties affected thereby and the Oaktree Purchasers. Any waiver of any provision of this Agreement shall only be effective if made in a writing, signed by the Party against whom such waiver is to be enforced; provided, that the Company and UWM LLC shall not waive any of their respective rights hereunder without the prior written consent of the Oaktree Purchasers. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be directly or indirectly assignable (whether by operation of law or otherwise) by any Ishbia Party, the Company or UWM LLC without the Oaktree Purchasers’ prior written consent. The Oaktree Purchasers may freely assign its rights and obligations under this Agreement to any Affiliate of the Oaktree Purchasers.
15.No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement.
16.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction.
17.Miscellaneous. Sections 6.2 (Governing Law), 6.3 (Counterparts), 6.8 (Transaction Expenses), 6.13 (Dispute Resolution), 6.14 (Waiver of Jury Trial), 6.15 (Specific Performance), 6.16 (Non-Recourse), and 6.17 (Interpretation) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis.
18.Recitals. The recitals to this Agreement are an integral part of this Agreement and shall be deemed to be a part of the text of this Agreement as if fully set forth herein.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.
THE OAKTREE PURCHASERS:

OAKTREE-TCDRS STRATEGIC CREDIT, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-FORREST MULTI-STRATEGY, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
[Signature Page to Support Agreement]

OAKTREE-TBMR STRATEGIC CREDIT FUND F, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND G, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TSE 16 STRATEGIC CREDIT, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
[Signature Page to Support Agreement]

INPRS STRATEGIC CREDIT HOLDINGS, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE SPECIALTY LENDING CORPORATION:

By: Oaktree Fund Advisors, LLC Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE STRATEGIC CREDIT FUND:

By: Oaktree Fund Advisors, LLC Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
[Signature Page to Support Agreement]

OAKTREE ODL - ODA EQUITY HOLDINGS, L.P.:

By: Oaktree Direct Lending Fund GP, L.P. Its: General Partner
By: Oaktree Direct Lending Fund GP Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director
[Signature Page to Support Agreement]

OAKTREE BLUE CREDIT 1 INVESTMENT FUND, L.P.:

By: Oaktree Blue Credit 1 Investment Fund GP, L.P. Its: General Partner

By: Oaktree Fund GP IIA, LLC Its: General Partner
By: Oaktree Fund GP II, L.P. Its: Managing Member

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Authorized Signatory

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Authorized Signatory

OPPS UWM HOLDINGS, LLC:

By: Oaktree Fund GP, LLC Its: Manager
By: Oaktree Fund GP I, L.P. Its: Managing Member

By: /s/ Nicholas Basso
Name: Nicholas Basso
Title: Authorized Signatory

By: /s/ Dante Quazzo
Name: Dante Quazzo
Title: Authorized Signatory
[Signature Page to Support Agreement]

UWMHC GRAND AVENUE PARTNERS, L.P.:

By: Oaktree Real Estate Opportunities Fund IX GP, L.P. Its: General Partner
By: Oaktree Real Estate Opportunities Fund IX GP Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By: /s/ Jason Keller
Name: Jason Keller
Title: Managing Director

By: /s/ Ryan Taylor
Name: Ryan Taylor
Title: Managing Director

OAKTREE REAL ESTATE DEBT FUND IV HOLDINGS (DELAWARE), L.P.:

By: Oaktree Fund GP, LLC Its: General Partner
By: Oaktree Fund GP I, L.P. Its: Managing Member

By: /s/ Charlie Baxter
Name: Charlie Baxter
Title: Authorized Signatory

By: /s/ Aaron Greenberg
Name: Aaron Greenberg
Title: Authorized Signatory
[Signature Page to Support Agreement]

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.:

By: Oaktree Value Opportunities Fund GP, L.P. Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd. Its: General Partner
By: Oaktree Capital Management, L.P. Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE PHOENIX INVESTMENT FUND, L.P.:

By: Oaktree Phoenix Investment Fund GP, L.P. Its: General Partner
By: Oaktree Phoenix Investment Fund GP Ltd. Its: General Partner

By: Oaktree Capital Management, L.P. Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory
[Signature Page to Support Agreement]

OAKTREE LONDON LIQUID VALUE OPPORTUNITIES FUND (VOF), L.P.:

By: Oaktree London Liquid Value Opportunities Fund (VOF) GP, L.P.
Its: General Partner

By: Oaktree London Liquid Value Opportunities GP Ltd. Its: General Partner
By: Oaktree Capital Management, L.P. Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE-COPLEY INVESTMENTS, LLC:

By: Oaktree Capital Management, L.P. Its: Manager

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory
[Signature Page to Support Agreement]

OAKTREE SPECIAL SITUATIONS FUND III HOLDINGS (DELAWARE), L.P.:

By: Oaktree Fund GP, LLC Its: General Partner

By: Oaktree Fund GP I, L.P. Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II,
L.P. (CLASS I):

By: Oaktree Huntington Investment Fund II GP, L.P. Its: General Partner

By: Oaktree Fund GP, LLC Its: General Partner
By: Oaktree Fund GP I, L.P. Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory
[Signature Page to Support Agreement]

ARGONAUT INSURANCE COMPANY

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

COLONY INSURANCE COMPANY

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ROCKWOOD CASUALTY INSURANCE COMPANY

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ARGO RE LTD

By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

[Signature Page to Support Agreement]

THE COMPANY:

UWM Holdings Corporation
By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

UWM LLC:

UWM Holdings, LLC

By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

MAT ISHBIA:

Mat Ishbia

SFS HOLDING CORP.:

By:
Name: Mat Ishbia
Title: Chief Executive Officer
[Signature Page to Support Agreement]

EXHIBIT A
FORM OF PAYMENT DIRECTION NOTICE

[Oaktree Purchaser Letterhead]

    , 20
To:    UWM Holdings Corporation
[Address]
UWM Holdings, LLC
[Address]

Re:    PAYMENT DIRECTION NOTICE

Ladies and Gentlemen:

Reference is made to the Support Agreement, dated as of July [●], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Support Agreement”), among Mat Ishbia, [●], SFS Holding Corp., UWM Holdings, LLC, UWM Holdings Corporation and the Oaktree Purchasers named therein. Capitalized terms used but not defined herein have the meanings given to them in the Support Agreement.
In accordance with Section 10 of the Support Agreement, the Oaktree Purchasers hereby notifies the Company and UWM LLC of the occurrence of a Special Event of Noncompliance and directs such Persons to pay all TRA Payments, True-Up Amounts and other proceeds of the Pledged Receivables to the account set forth below, in each case, until such time as the Oaktree Purchasers deliver a written notice amending or terminating these instructions:

Bank Name:
Bank Address:
City, State, Zip, Country:
ABA No.:
Beneficiary Account Name:
Beneficiary Account No.:
Beneficiary Address:
City, State, Zip, Country:
Reference:

Very truly yours,

[Oaktree Collateral Agent] on behalf of the Oaktree Purchasers
By:      Name:
Title:

EXHIBIT B

1.The Amended and Restated Term Note (Term Loan A), dated as of June 4, 2024, as amended by Amendment No. 1 to Term Notes, dated as of June 3, 2026, a JPM Waiver Letter, and Amendment No. 2 to Term Notes, dated as of August 5, 2026, between SFS and JPM, as supplemented by the Statement of Key Term Loan Terms issued on June 4, 2024.
2.The Term Note (Term Loan B), dated as of June 4, 2024, as amended by Amendment No. 1 to Term Notes, dated as of June 3, 2026, a JPM Waiver Letter, and Amendment No. 2 to Term Notes, dated as of August 5, 2026, between SFS and JPM, as supplemented by the Statement of Key Term Loan Terms issued on June 4, 2024.

3.Amended and Restated Collateral Assignment and Pledge of LLC Interests and Collateral, dated as of June 4, 2024, between SFS and JPM, as amended by the JPM Waiver Letter.